As filed with the Securities and Exchange Commission on June 11, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERACTIVE INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1933097 (I.R.S. Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

INTERACTIVE INTELLIGENCE, INC. 2006 EQUITY INCENTIVE PLAN
(Full title of the Plan)

Stephen R. Head
Chief Financial Officer,
Vice President of Finance and Administration,
Secretary and Treasurer
Interactive Intelligence, Inc.
7601 Interactive Way
Indianapolis, Indiana 46278
(Name and address of agent for service)

(317) 872-3000
(Telephone number, including area code, of agent for service)

Copy to:

Janelle Blankenship
Baker & Daniels LLP
600 E. 96th Street, Suite 600
Indianapolis, Indiana 46240
(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	❒	Accelerated filer	☑

Non-accelerated filer	❒ (Do not check if a smaller reporting company)	Smaller reporting company	❒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $0.01 par value per share	1,200,000	$15.74	(2)	$18,888,000.00	(2)	$1,346.71	(2)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)
Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by The NASDAQ Global Select Market on June 8, 2010.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 "REGISTRATION OF ADDITIONAL SECURITIES"

This Registration Statement relates to the registration of 1,200,000 additional shares of Common Stock, $0.01 par value per share, of Interactive Intelligence, Inc. (the "Registrant") reserved for issuance and delivery under the Registrant's 2006 Equity Incentive Plan, as amended (the "2006 Plan").  The increase in the number of shares authorized to be issued under the 2006 Plan was approved by the Registrant's shareholders on May 20, 2010.  Pursuant to (a) a Form S-8 Registration Statement filed by the Registrant on May 24, 2006, which Form S-8 Registration Statement included (i) a new registration statement, (ii) a Post-Effective Amendment No. 1 to the Registrant's registration statement on Form S-8 (File No. 333-87919), as filed with the Securities and Exchange Commission on September 28, 1999, and (iii) a Post-Effective Amendment No. 1 to the Registrant's registration statement on Form S-8 (File No. 333-116006), as filed with the Securities and Exchange Commission on May 28, 2004, and (b) a Form S-8 Registration Statement filed by the Registrant on June 17, 2008, the Registrant has previously registered 5,850,933 shares of Common Stock reserved for issuance under the 2006 Plan.  The contents of these Form S-8 Registration Statements (File Nos. 333-134427 and 333-151701) are incorporated herein by reference pursuant to General Instruction E to the Form S-8.

SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 11, 2010.

Interactive Intelligence, Inc. (Registrant).

By:	/s/ Donald E. Brown, M.D.
Donald E. Brown, M.D.
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby authorizes Donald E. Brown, M.D. and Stephen R. Head, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Donald E. Brown, M.D. and Stephen R. Head, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement, including post-effective amendments, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.

Signature	Title	Date
/s/ Donald E. Brown, M.D. Donald E. Brown, M.D.	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2010
/s/ Stephen R. Head Stephen R. Head	Chief Financial Officer, Vice President of Finance and Administration, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 11, 2010
/s/ Richard G. Halperin Richard G. Halperin	Director	June 11, 2010
/s/ Edward L. Hamburg, Ph.D. Edward L. Hamburg, Ph.D	Director	June 11, 2010
/s/ Michael C. Heim Michael C. Heim	Director	June 11, 2010
/s/ Mark E. Hill Mark E. Hill	Director	June 11, 2010
/s/ Richard A. Reck Richard A. Reck	Director	June 11, 2010

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Filed Herewith
4.1	Restated Articles of Incorporation of the Company, as currently in effect	S-1 (Registration No. 333-79509)	3.1	5/28/1999

4.2	Amended By-Laws of the Company, as currently in effect	8-K	3.2	7/28/2009

5	Opinion of Baker & Daniels LLP				X

23.1	Consent of KPMG LLP				X

23.2	Consent of Baker & Daniels LLP (included in the Opinion of Baker & Daniels LLP filed as Exhibit 5)				X

24	Powers of Attorney (included on the Signature Page of this Registration Statement)				X

99	Interactive Intelligence, Inc. 2006 Equity Incentive Plan, As Amended May 20, 2010	8-K	10.33	5/24/2010